 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

ATIF HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38876	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25391 Commercentre Dr., Ste 200, Lake Forest, CA	92630
(Address of Principal Executive Offices)	(Zip Code)

646-828-8710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	ZBAI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

Resignation of Yongyuan Chen

On January 6, 2025, Yongyuan Chen resigned from his position as an independent director of the Board of Directors of the Company (the “Board”) and as the Chairman of the Nominating and Corporate Governance Committee of the Board, a member of the Audit Committee of the Board and a member of the Compensation Committee of the Board. Yongyuan Chen’s resignation is not a result of any disagreement with the Company relating to its operations, policies or practices.

Appointment of Syed Iqbal Shah

        Effective January 6, 2025, the Board appointed Mr. Syed Iqbal Shah as an independent director of the Board and as the Chairman of the Nominating and Corporate Governance Committee of the Board, a member of the Audit Committee of the Board and a member of the Compensation Committee of the Board, to fill the vacancy created by the resignation of Yongyuan Chen. Mr. Shah will receive a monthly compensation of $5,000 pursuant to his letter agreement with the Company (the “Director Letter Agreement”).

The biographical information of Mr. Syed Iqbal Shah is set forth below:

Mr. Syed Iqbal Shah has served the general manager of Market Masters since September 2020 where he plans and designs IM products. Mr. Shah also served as an AI designer at Ronald Lu & Partners from 2014 to 2020 . Mr. Shah received a bachelor’s degree in information technology from University of California, Berkeley in 2014.

Mr. Syed Iqbal Shah does not have any family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Director Letter Agreement are general descriptions only, do not purport to be complete, and are qualified in its entirety by reference to the complete text attached as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

10.1	Director Letter Agreement by and between the Company and Syed Iqbal Shah, dated January 6, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATIF Holdings Limited

	By:	/s/ Jun Liu
Jun Liu
Chief Executive Officer

Dated: January 7, 2025

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